Exhibit 10.2

AGENUS INC.

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

This Non-Qualified Stock Option Inducement Award Agreement (this “Agreement”), effective as of June 17, 2015 between Agenus Inc. (the “Company”) and C. Evan Ballantyne (the “Participant”), is made pursuant to the letter agreement dated June 8, 2015 between the Company and the Participant and is an inducement material to the Participant’s entry into employment within the meaning of NASDAQ Listing Rule 5635(c)(4). The term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board of Directors of the Company (the “Board”) in its sole discretion.
If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement or plan between the Participant and the Company as may be in effect, including without limitation the Company’s Amended and Restated Executive Change of Control Plan (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly.
1.Grant of Option. The Company, on June 17, 2015 (the “Date of Grant”), granted to the Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 150,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), at an exercise price of $9.78 per share (the “Exercise Price”), being the closing price of a share of Common Stock on The NASDAQ Capital Market on the Date of Grant (the “Option”). This Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.Terms and Conditions. This Option is subject to the following terms and conditions:
a.Expiration Date. This Option shall expire on June 17, 2025 (the “Expiration Date”).
b.Vesting and Exercise of Option. Except as provided in Sections 3 and 4, this Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to this Option on each of the first, second, third and fourth anniversaries of the Date of Grant; provided that the Participant maintains a Business Relationship (as defined below) through each such vesting date. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to Sections 3 or 4 or until the Option has expired pursuant to Section 2(a). This Option may be exercised in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share. A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of this Agreement.

c.Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of shares for which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares (or evidence of book-entry positions) as soon as practicable after the notice and payment shall be received. Such certificate or certificates (or book-entry positions) shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Participant and if the Participant shall so request in the notice exercising this option, shall be registered in the name of the Participant and another person jointly, with right of survivorship). In the event this Option shall be exercised by any person or persons other than the Participant pursuant to Section 4 below, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.
d.Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of this Option until the Company receives payment in full of the Exercise Price. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration: (i) cash, check or wire transfer of funds; (ii) promissory note; (iii) shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board); (iv) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.
e.Transferability. Except as the Board may otherwise determine or provide, this Option shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the Participant, this Option shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
f.Shareholder Rights. The Participant shall not have any rights as a shareholder with respect to shares subject to this Option until the date of exercise of this Option.
3.Termination of Business Relationship.
a.    Termination. If the Participant’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no further installments of this Option shall become exercisable, and this Option shall expire (may no longer be exercised) after the passage of three months from the date of termination, unless in the case of death or disability, but in no event later than the Expiration Date. “Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board.
b.    Employment Status. For purposes hereof, with respect to employees of the Company, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company. For purposes hereof, a termination of employment followed by another Business Relationship shall not be deemed a termination of the Business Relationship unless otherwise provided by the Company. This Option shall not be affected by any change of employment within or among the Company and its subsidiaries so long as the Participant continuously remains an employee of the Company or any subsidiary.
4.Death; Disability.
a.    Death. Upon the death of the Participant while the Participant maintains a Business Relationship with the Company, this Option may be exercised, to the extent otherwise exercisable on the date of the Participant’s death, by the Participant’s estate, personal representative or beneficiary to whom this Option has been transferred pursuant to Section 2(d), only at any time within twelve (12) months after the date of death, but not later than the Expiration Date.
b.    Disability. If the Participant ceases to maintain a Business Relationship with the Company by reason of his or her disability, this Option may be exercised, to the extent otherwise exercisable on the date of cessation of the Business Relationship, only at any time within twelve (12) months after such cessation of the Business Relationship, but not later than the Expiration Date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.
5.Securities Laws Restrictions on Resale. It shall be a condition to the Participant’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issuance upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”) with respect to said shares shall be in effect, or (ii) in the opinion of counsel for the Company the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issuance of such shares by the Company shall have been taken by the Company or the Participant, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall deem necessary to comply with any applicable law. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.
6.No Obligation to Exercise Option. The grant and acceptance of this Option imposes no obligation on the Participant to exercise it.
7.No Obligation to Continue Business Relationship. Neither this Agreement nor the grant of this Option imposes any obligation on the Company to continue the Participant in employment or any other Business Relationship.

8.Adjustments in Capital Structure. The terms of this Option (including the number of shares subject hereto and the Exercise Price) shall be equitably adjusted as the Company determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.
9.Acquisition of the Company.
a.    Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 9, also the “Board”) shall as to this Option (on the same basis or on different bases as the Board shall specify) make appropriate provision for the continuation of this Option by the Company or the assumption of, or substitution for, this Option by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to this Option either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to this Option immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to any unexercised portion of this Option, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the Participant, provide that this Option (or the vested portion hereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options (or the vested portion thereof) shall terminate in its entirety, and/or provide that any unexercised Options (or the vested portion thereof), in whole or in part, shall be terminated in its entirety in exchange for a cash payment equal to the fair market value (as determined by the Board in its sole discretion) for the shares subject to such unexercised Option (or the vested portion thereof) minus the exercise price thereof, if applicable. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to this Option shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for this Option pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.
b.    Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.
10.Acceleration. The Board may at any time provide that this Option shall become immediately exercisable in full or in part, despite the fact that the foregoing action may cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs. In the event of the acceleration of the exercisability of this Option, including pursuant to Section 9(a), the Board may provide, as a condition of full exercisability of this Option, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of this Option.
11.Amendment. The Board may amend, modify or terminate this Agreement under certain circumstances including, but not limited to, if the Board determines that the provisions of this Agreement are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant. In connection therewith, the Board may substitute for this Option another award of the same or a different type, change the date of exercise or realization or effect any other modification or amendment, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
12.Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this Option, the Participant hereby agrees that the Company may withhold from the Participant’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Participant on exercise of this Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Participant will make reimbursement on demand, in cash, for the amount underwithheld.
13.Effect on Other Benefit Plans. The amount of any compensation deemed to be received by Participant as a result of the receipt of this Option will not constitute “earnings” with respect to which any other benefits of the Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.
14.Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

15.Miscellaneous.
a.    Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Participant, to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.
b.    Modification. Subject to Section 11, this agreement may be modified, amended or rescinded only by a written agreement executed by both parties.
c.    Fractional Shares. If this Option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded as provided by the Board.
d.    Issuances of Securities; Changes in Capital Structure. Except as expressly provided in Section 8, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this Option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, share exchange, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this agreement shall apply with equal force to the additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.
e.    Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.
f.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 2(e) hereof.
g.    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

COMPANY:

AGENUS INC.

By:/s/ John Cerio
Name: John Cerio
Title: VP, HR & Administration

PARTICIPANT:

/s/ C. Evan Ballantyne
C. Evan Ballantyne